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                                                                   Exhibit 10.16

                                    SUBLEASE


     THIS SUBLEASE made this 17th day of September 1999, by and between Sun Microsystems, Inc., a Delaware corporation (hereinafter referred to as "Sublessor") and PCTel Inc., a Delaware corporation (hereinafter referred to as "Sublessee").

     WHEREAS, Sublessor is a party to a certain sublease dated on or about September 7, 1987 (which lease and all subsequent amendments thereto are hereinafter referred to as the "Master Sublease") in which Sublessor leased from Boschert Incorporated, a California corporation (hereinafter referred to as "Landlord"), a certain portion (approximately 68,756 square feet) of the space in the building located at 1301 California Circle, Milpitas, CA., (herein "the Building") and which incorporated the terms and conditions of a sublease between Boschert Incorporated, as landlord and FAX Real Estate, Inc, as tenant dated December 30, 1985 for the same premises (herein, the "FAX Sublease"), and

     WHEREAS the FAX Sublease was amended on April l, 1986 to provide that the FAX Sublease would terminate on and as of February 17, 1989, and

     WHEREAS, Sublessor and FAX Real Estate, Inc. entered into a sublease agreement dated January 8, 1987 (herein, "the Sun/FAX Sublease") whereby Sublessor sublet from Fax Real Estate, Inc. 31,270 square feet of space comprising the balance of the space in the Building for a term ending February 17, 1989, and

     WHEREAS, pursuant to Paragraph 7 of the Master Sublease, upon expiration or earlier termination of the FAX Sublease, the 31,270 square feet of space in the Building which was the subject of the SUN/FAX Sublease would be included in the definition of the Premises under the Master Sublease and be governed by its terms, such that Sublessor would be subleasing the entirety of the space in the Building directly from Landlord, and

     WHEREAS, Sublessor and Landlord executed a First Addendum to Sublease dated on or about September 10, 1987 which amended the terms of the FAX Sublease as incorporated into the Master Sublease.

     WHEREAS Landlord's rights to the buildings, improvements and real property commonly known as 1301 California Circle, Milpitas, CA are created by that certain Grant Deed with Reservation of Leasehold Estate between Landlord as grantor and tenant and Shuwa Investments, Inc. as grantee and landlord recorded December 10, 1985 (hereinafter the "Master Lease") which leasehold estate terminates December 10, 2005 (unless sooner terminated or extended by its terms),

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     WHEREAS Sublessor and Sublessee desire that Sublessee should sublease from
Sublessor all of the premises above described comprising 100,026 rentable square feet on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                             ARTICLE I - PREMISES

     Sublessor hereby subleases to Sublessee and Sublessee hereby takes from Sublessor those certain premises consisting of approximately 100,026 gross rentable square feet comprising the entire single story building commonly known as 1301 California Circle, Milpitas, CA., together with all appurtenant rights of Sublessor thereto, not inconsistent with this Sublease (hereinafter referred to as the "Premises") more particularly shown in Exhibit A, attached hereto and incorporated herein. The Premises may only be used for general offices, marketing, training and research and development, light manufacturing, and other related, lawful uses permitted under the Master Sublease.

                               ARTICLE II - TERM

     The Term of this Sublease shall commence on October 1, 1999 and shall continue until February 28, 2003, subject to all the terms of this Sublease.

                          ARTICLE III - MASTER LEASE

     Except as specifically stated herein, this Sublease and the Premises subleased herein are subject and subordinate to all of the terms of the Master Sublease by and between Sublessor and Landlord, a true copy of which is attached hereto as Exhibit B and incorporated by reference herein, and the Master Lease between Landlord and Shuwa Investment, Inc. The definitions in the Master Sublease are hereby incorporated by reference into this Sublease. Except as otherwise expressly provided in this Sublease, Sublessee assumes and agrees to observe all the covenants, obligations, and agreements of Sublessor under the Master Sublease arising from and after the date hereof, including without limitation the obligation to repair and maintain the Premises, to pay Real Property Taxes and common area charges, to observe the Rules and Regulations, and to maintain insurance as required by the Master Sublease. Sublessor shall have no obligation to perform (but may elect to perform, in its sole discretion) any of the obligations of the Landlord under the Master Sublease, and Sublessor shall in no way be responsible for the non-performance by Landlord of Landlord's obligations under the Master Sublease. Notwithstanding the foregoing, Sublessee shall provide Sublessor with reasonable evidence, including copying Sublessor on any notices to Landlord, regarding Landlord's non-performance pursuant to the Master Sublease. Sublessor agrees that, in the event of the non-performance by Landlord of a material covenant or obligation set forth in the Master Sublease, it will use reasonable efforts to cause Landlord to perform and, failing that, will pursue its remedies under the Master Sublease on behalf of Sublessee. Except as may be inconsistent with the terms hereof, all terms, conditions and provisions of the Master Sublease shall apply to Sublessee with respect to the subleased Premises as if fully set forth in this Sublease.

     In the event of a conflict between the Master Sublease and the Sublease as between the Sublessor and Sublessee, the terms of this Sublease shall prevail (so long as the terms in question will not result in Sublessor being in default under the Master Sublease).

     Sublessor represents that the Master Sublease is in full force and effect and that it has received no notices of defaults under it as of the commencement of the Term of this Sublease.

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                         ARTICLE IV- SUBLEASE BASE RENT

       The monthly triple net Sublease Base Rent shall be:
       Sixty thousand and sixteen dollars ($60,016.00) per month for the period commencing on the Rent Commencement Date and ending at the end of six (6) months thereafter;

       Eighty-five Thousand and twenty-two dollars ($85,022.00) per month for the period commencing at the beginning of the seventh (7th) month following the Rent Commencement Date and ending at the end of the tenth (16th) month;

       Eighty-seven thousand, five hundred twenty-three dollars ($87,523.00) per month for the period commencing at the beginning of the seventeenth (17th) month following the Rent Commence-merit Date and ending at the end of the twenty-ninth (29th) month; and

       Ninety thousand and twenty-three dollars ($90,023.00) per month for the period commencing at the beginning of the thirtieth (30th) month following the Rent Commencement Date and ending at the end of the term.

   Sublessee shall pay such amount to Sublessor, in advance, on the first day of each and every calendar month commencing November l, 1999 (herein "Rent Commencement Date") and ending at the expiration of the term, without deduction, offset or abatement, except as provided herein, in lawful money of the United States of America. Rental payments shall be sent to:

                            Sun Microsystems, Inc.
                              901 San Antonio Rd.
                      Palo Alto, CA 94303 M/S UMTV81-203
                           Attn: Lease Administrator

   or to such other party or place as Sublessor may from time to time designate in writing. Any rent payments for a partial month shall be prorated using a 30 day month. The first month's rent shall be paid upon execution of this Sublease. Sublessee understands and agrees that it is obligated to pay fixed monthly rent during the Term at the rate set forth in this Sublease and not at the rate set forth in the Master Sublease. Any rent paid more than five (5) days late shall be subject to a late fee of ten percent (10%) of the delinquent amount.

   If, during the Term of this Sublease, Sublessor's fixed monthly rent abates for a given period pursuant to the terms of the Master Sublease, then Sublessee's fixed monthly rent under this Sublease shall be abated for the same period of time in the same proportion that Sublessor's fixed monthly rent under the Master Sublease has so abated.

   In the event Sublessee shall fails to surrender the Premises at the end of the Term or earlier termination of this Sublease, then Sublessee shall indemnify Sublessor against loss or liability resulting from the delay, including, but not limited to, the payment of any holdover rent Sublessor is required to pay to Landlord. At the end of the Term, should Sublessee hold over for any reason, Sublessee shall pay for each month or portion thereof of such hold over Base Rent in an amount equal to Two Hundred percent (200%) of the monthly Base Rent payable for the month immediately prior to the end of the Term. During such holdover Sublessee shall be bound by every other term, covenant and condition of this Sublease.

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                           ARTICLE V - OTHER CHARGES

     During the Term, Sublessee shall pay as additional rent all Real Property Taxes, utilities charges, repair costs, common area costs, and other expenses and charges which Sublessor, as Tenant under the Master Sublease, is obligated to pay. Sublessor shall promptly forward to Sublessee any such bills which are sent to Sublessor. Sublessee's payment for taxes and any other charges which partially cover time periods outside the Term shall be prorated. All such taxes, utilities charges, repair costs, common area costs, and other expenses and charges which Sublessee is obligated to pay shall be payable directly to the taxing authority or to such other party to whom such payments are due. Sublessee agrees that within fifteen (15) days after making any payment required by this Sublease or the Master Sublease to be made by Sublessee to any taxing authority Sublessee shall send Sublessor evidence of payment of same in the form of a copy of the check and transmittal letter for such payment and thereafter as soon as reasonably practicable, a copy of a receipted bill or other receipt, if any is obtained for such payment,

                   ARTICLE VI - TENANT IMPROVEMENT ALLOWANCE

     Sublessor shall grant to Sublessee a tenant improvement allowance of up to one hundred thousand, twenty six dollars ($100,026.00) which may be used by Sublessee for capital improvements or as a credit against the rent. If Sublessee elects to take the allowance, or a part thereof, as a credit against future rents Sublessee shall notify Sublessor, in writing, of its election. Any such credit may only be applied against rents due during the first three (3) months after the Rent Commencement Date. With respect to the tenant improvement allowance that Sublessee applies against the costs of improvements to the Premises Sublessee shall deliver to Sublessor, no later than five (5) business days after the end of each month, (i) copies of invoices and supporting documentation from Sublessee's contractors performing the tenant improvements
(ii) a certification from Sublessee's architect stating that the amounts set out in the invoice(s) are properly due and owing, (iii) evidence that Sublessee has paid the amount in the invoice(s) for which Sublessee seeks reimbursement hereunder, and (iv) all conditional lien releases for the payments being made and unconditional lien releases for payments previously made and reimbursed by Sublessor. In no event shall Sublessor's obligation hereunder for tenant improvement reimbursement and credit against lease payments exceed one hundred thousand, twenty six dollars ($100,026.00).

                         ARTICLE VII - SECURITY DEPOSIT

     To secure the full and faithful performance of its obligations and covenants hereunder Sublessee shall pay to Sublessor contemporaneously with the execution of this Sublease, a security deposit in the amount of eighty-five thousand dollars ($85,000.00) (herein "the Security Deposit"). The Security Deposit is not an advance payment of rent or a measure or limit of Sublessor's damages upon an event of default. Sublessor may, from time to time, following an event of default and without prejudice to any remedy, use all or part of the Security Deposit to perform any obligation Sublessee fails to perform. The Security Deposit may be commingled with other funds and no interest shall be earned or paid thereon.

     Provided that Sublessee has performed all of its obligations hereunder, Sublessor shall, within thirty (30) days after the end of the Term return to the Sublessee the portion of the Security Deposit which was not applied to satisfy Sublessee's obligations.

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                       ARTICLE VIII PREMISES - CONDITION

     Sublessor warrants and represents that to the best of its knowledge and as of the date of execution of this Sublease the Premises, as used by Sublessor, does not violate any ordinance, rule, law, code or regulation of any governmental agency and has not received notice of any violation. Sun represents and warrants that for a period of sixty (60) days after the Commencement Date the base building electrical and mechanical systems (including, without limitation, the building's HVAC systems) will be operational. In the event of a failure of a mechanical or electrical system within such sixty (60) day period, Sublessor shall cause such repairs to be made as to make the system operational. Sublessee shall give Sublessor notice of any system failures within five (5) business days after Sublessee becomes aware of the same. Sublessor shall not be obligated to make any repairs for damages caused by the neglect or misconduct of Sublessee, its employees, agents or contractors or Sublessee's failure to perform routine and ordinary maintenance.

     Except for the foregoing, Sublessor makes no, and hereby disclaims any and all warranties with respect to the building, its systems and structure. Sublessee accepts the subleased Premises and all of the furniture, fixtures, equipment and systems at the Premises in "AS-IS" condition as of the commencement date of this Sublease.

     Sublessor imposes no restrictions on the kind or nature of signs and signage Sublessee may place upon the premises provided that the Sublessee complies with the terms of the Master Sublease, all local and state codes, regulations and ordinances, and any covenants, conditions and restrictions of record governing the property on which the Building is located.

                     ARTICLE IX - ASSIGNMENT AND SUBLETTING

     Sublessee may not, without the prior written consent of Sublessor and Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Sublease or further sublet the Premises. Notwithstanding any such permitted assignment or sublease, Sublessee shall not be relieved of any of its obligations or liabilities under this Sublease. Any bonus rent or other consideration received from such subletting or assignment, net of costs of subletting or assignment, shall be shared by Sublessee and Landlord, if required by and in the manner set out in the Master Sublease.

                              ARTICLE X - NOTICES

     Any notice which either party shall give to the other shall be deemed to have been given if in writing and either personally served or sent by United States certified or registered mail, postage prepaid, to the following addresses:

     To SUBLESSOR:

                            Sun Microsystems, Inc.
                      901 San Antonio Rd., M/S MTV81-203
                              Palo Alto, CA 94303
                           Attn: Lease Administrator

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     To SUBLESSEE:
                                  PCTel, Inc.

     with a copy to:
                             Bruce G. Holden, Esq.
                              After & Hadden LLP
                          five Park Plaza, Suite 1000
                            Irvine, CA. 92614-8528

                        ARTICLE XI - LANDLORD'S CONSENT

     This Sublease shall not be effective, and no rights hereunder shall be conferred upon either party, until such time as required written consent has been received from the Landlord, as evidenced by its execution of the last page of this Sublease. Sublessor agrees, upon mutual execution of this Sublease, to promptly submit a copy of same to Landlord for receipt of Landlord's approval hereof.

                         ARTICLE XII - INDEMNIFICATION

     Sublessee shall assume the indemnification obligations of Sublessor to Landlord under Article 16 of the Master Sublease, except to the extent the matter for which indemnification is sought involves the intentional or negligent acts or omissions of Sublessor. Sublessee shall indemnify, defend, and hold Sublessor, its agents and employees, harmless from and against all liability, penalties, losses, damages, costs, expenses, causes of action, claims, and/or judgments arising from (i) the negligent or willful misconduct of Sublessee, its agents, employees, contractors and invitees, wherever the same may occur, (ii) Sublessee's activities on or about the Premises, and (iii) Sublessee's breach of this Sublease.

     Notwithstanding anything to the contrary herein, to the extent Sublessee is obligated to indemnify Landlord under Article 16 of the Master Sublease, Sublessee shall likewise indemnify Sublessor, provided, however, that such liability, penalties, losses, damages, costs, expenses, causes of action, claims, and/or judgments were not the result of the acts or omissions of Sublessor, its agents, employees or contractors, or Sublessor's default under the Master Sublease not caused by Sublessee.

     Sublessor shall indemnify, defend, and hold Sublessee harmless from and against all liability, penalties, losses, damages, costs, expenses, causes of action, claims, and/or judgments arising from the negligent or willful misconduct of Sublessor or its agents, wherever the same may occur.

                            ARTICLE XIII - INSURANCE

     Sublessee shall maintain the insurance required to be maintained and paid for by Sublessor as Tenant under the Master Sublease. Sublessor shall be listed as an additional insured, as its interests may appear, on all policies required to be carded by Sublessee by this Sublease and shall receive certificates thereof annually. No insurance may be cancelled or reduced without at least thirty (30) days notice to Sublessor. Sublessee shall pay the cost of any deductible amounts under the insurance policies maintained by Sublessee pursuant to the Master Sublease; shall pay the cost of repairing any damage caused by an event excluded from coverage under its insurance policies; and shall indemnify, defend and hold Sublessor harmless for Sublessee's failure to comply with these obligations. The foregoing

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notwithstanding, the minimum combined single limit of commercial liability insurance that Sublesee is required to maintain shall be $3,000,000.00 per occurrence. The foregoing addresses Sublesee's obligation with respect to insurance only and shall not be deemed a limit on Sublessee's liability to Sublessor or the Landlord hereunder or pursuant to the terms of the Master Sublease.

     Sublessor and Sublessee each hereby waives any and all rights against the other, or against the offices, employees, agents, and representatives of the other, for loss of or damage to such waiving party of its property or the property of others under its control to the extent such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Sublessee and, if Sublessor carries any insurance with respect to the Premises, Sublessor, shall, upon obtaining the policies of insurance required under this Sublease and the Master Sublease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

                           ARTICLE XIV - TERMINATION

     If Sublessee should default in the performance of any of its obligations to pay the fixed rent, or other sums or charges due hereunder, and if such default shall continue for three (3) days after receipt by Sublessee of written notice from Sublessor designating such default or, if within fifteen (15) days after receipt of written notice from Sublessor specifying any non-monetary default or defaults, Sublessee has not cured such non-monetary default(s) or if such non-monetary default(s) is not capable of cure within said fifteen (15) day period, then if Sublessee has not commenced diligently to correct such non-monetary default or defaults so specified and has not thereafter diligently pursued such correction to completion, then in each case Sublessor, besides any other rights and remedies of Sublessor at law or in equity, shall have the right either to terminate Sublessee's right to possession of the Premises and thereby terminate this Sublease or have this Sublease continue in full force and effect with Sublessee at all times having the right to possession of the Premises.

     Should Sublessor elect to terminate Sublessee's right to possession of the Premises and terminate this Sublease, then Sublessor shall have the immediate right of entry and may remove all persons and property from the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Sublessee. Upon such termination, Sublessor shall be entitled to recover from Sublessee, in addition to amounts provided by statute, the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Sublessee proves could be reasonably avoided. The worth at the time of award of the amount referred to in this Paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1 percent (1%). Prior to such award, Sublessor may relet the Premises for the purpose of mitigating damages suffered by Sublessor because of Sublessee's failure to perform its obligations hereunder.

     Any proof by Sublessee under subparagraphs (2) and (3) of subdivision (a) of section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Sublessor and Sublessee shall each select an arbitrator and such two arbitrators shall select a third arbitrator and the three arbitrators so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the Term of this Sublease after the time of award. The decision of the majority of said arbitrators shall be final and binding upon the parties hereto. All arbitrators selected pursuant to this Paragraph shall have substantial experience in real estate and in determining rents. Bach party shall pay the fees of the arbitrator chosen by it and one-half the fees of the third arbitrator and of the other expenses of the arbitration.

     As used herein, the term "time of award" shall mean either the date upon which Sublessee pays to Sublessor the amount recoverable by Sublessor as hereinabove set forth or the date of entry of any

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determination, order, or judgment of any court or other legally constituted body, or of any arbitrators determining the amount recoverable, whichever first occurs.

     In addition to the above remedies, Sublessor shall be entitled to recover from Sublessee any other amounts necessary to compensate Sublessor for all detriments proximately caused by Sublessee's failure to perform Sublessee's obligations under this Sublease, or which, in the ordinary course, would be likely to result therefrom, including without limitation, the following: (i) expenses in retaking possession of the Premises; and (ii) Real Property Taxes, insurance, common area charges, and other expenses that Sublessor is required to pay under the Master Sublease.

     Should Sublessor, following any breach or default of this Sublease by Sublessee, elect to keep this Sublease in full force and effect, for so long as Sublessor does not terminate Sublessee's right to possession of the Premises (notwithstanding the fact that Sublessee may have abandoned the Premises) then Sublessor, in addition to all other rights and remedies Sublessor may have at law or equity, shall have the right to enforce all of Sublessor's rights and remedies under this Sublease, including but not limited to the right to recover the installments of rent and the additional rent as it becomes due under this Sublease, as provided under Section 1951.4 of the California Civil Code. Notwithstanding any such election to have this Sublease remain in full force and effect, Sublessor may at any time thereafter elect to terminate Sublessee's right to possession of said Premises and thereby terminate this Sublease for any previous breach or default which remains uncured, or for any subsequent breach or default.

                         ARTICLE XV - HAZARDOUS WASTE

     Sublessee shall not use, store, treat, or dispose of any Hazardous Materials on the Premises, except that it may store and use reasonable quantities of common cleaning solutions which are used solely for janitorial purposes, and reasonable quantities of office products, such as photocopier toner and white-out. Sublessee shall defend upon demand with counsel reasonably acceptable to Sublessor and Landlord, and hold harmless Sublessor and Landlord from and against any liabilities, losses, claims, damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever from the violation of the foregoing prohibition. Sublessee will remove at its own expense any Hazardous Materials introduced onto the Premises by or on behalf of Sublessee. Sublessor shall defend upon demand with counsel reasonably acceptable to Sublessee and Landlord, and hold harmless Sublessee from and against any liabilities, losses, claims, damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise from Sublessor's use, storage, treatment or disposal of any Hazardous Materials on the Premises. Sublessor will remove at its own expense any Hazardous Materials introduced onto the Premises by Sublessor. Sublessor and Sublessee shall each given written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Premises; and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or become regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Materials" includes, without limitation, petroleum products, asbestos, PCBs, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery Act; or (iii) defined as a "hazardous substance" pursuant to the Comprehensive Environment Response, Compensation and Liability Act. As used herein., the term "Hazardous Materials Law" shall mean any statute, law, ordinance, or regulations of any governmental

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body or agency (including the United States Environmental Protection Agency, the
California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release, or disposal of any Hazardous Material. To the extent not expressly covered hereby, "Hazardous Material" shall include all hazardous materials referenced in paragraph 43 of the Master Sublease.

                      ARTICLE XVI - BROKER REPRESENTATION

     Sublessee warrants and represents that it has dealt with no real estate broker in connection with this Sublease except Cornish & Carey Commercial and that except for Cornish & Carey Commercial no agent is entitled to payment of any commission on account of this Sublease Sublessor shall pay to Cornish & Carey Commercial, on behalf of Sublessee, the amount of three hundred thousand and seventy-eight dollars ($300,078.00) upon execution of this sublease. Sublessor warrants and represents that it has dealt with no real estate broker in connection with this Sublease except Jones Lang La Salle. In the event that an agent claims to have represented Sublessee or Sublessor, the party represented by such putative agent shall indemnify the other party against any fees or payments made to said agent. The term "agent" as used in this paragraph shall include any parties claiming to have represented Sublessor or any parties claiming to have represented Sublessee.

                          ARTICLE XVII- MISCELLANEOUS

     1. Sublessor and Sublessee each hereby acknowledge that there shall be no amendment or modification of this Sublease unless Landlord has given its prior written consent thereto.

     2. All alterations or improvements to the subleased Premises desired by Sublessee that require the advance approval of Landlord and Sublessor (such Sublessor's approval not to be unreasonably withheld, conditioned or delayed) shall be subject to the requirements of the Master Sublease. Sublessee shall have the obligation to remove any alterations made by or for it and to repair any damage caused by such removal if such removal is required by the Landlord per the Master Sublease, Sublessee shall have the further obligation to pay all personal property taxes levied on any such alterations or improvements installed by or for Sublessee.

     3. Sublessee agrees that all of its personal property and trade fixtures placed at the Premises shall be placed therein at Sublessee's sole risk and that Sublessor and Landlord shall have no responsibility with respect to any loss or damage to such property unless caused by the negligence or intentional acts of Sublessor or Landlord respectively.

     4. At any time during the Term of this Sublease, provided Sublessor has given Sublessee reasonable advance oral or written notice, Sublessor and its agents shall have the right to enter the Premises, during normal business hours on at least twenty-four (24) hours notice and accompanied by one or more of Sublessee's personnel to inspect the Premises or to exercise any of its rights hereunder or under the Master Sublease, Sublessor and its agents shall observe Sublessee's normal security procedures with respect to such entry onto the Premises. No notice or accompaniment shall be required in the event of an emergency.

     5. Sublessee hereby expressly waives the provisions of the following sections of California law: (i) Civil code section 1932(2); (ii) Civil Code section 1933(4): (iii) Code of Civil Procedure section 1265.130; and (iv) Civil Code sections 1941 and 1942,

     6. Sublessor makes no warranties or representations, express or implied, with respect to this transaction except to the extent expressly set forth in this Sublease, Except as expressly provided in Article XIII, Sublessee hereby acknowledges that Sublessor makes no representations or warranties of any kind whatsoever, express or implied, with respect to the condition of the Premises or the operation of the systems contained therein.

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     7.  Sublessee shall, on the expiration or sooner termination of the Term of this Sublease, surrender the Premises to Sublessor, and Sublessee shall thereupon remove (i) Sublessee's trade fixtures; (ii) any alterations or improvements made by or for Sublessee which Landlord or Sublessor has required Sublessee to remove, or which Sublessee may remove, at the end of the Term pursuant to the Master Sublease, and (iii) any other item of personal property of Sublessee. Said Premises shall be left at the end of such Term in broom-clean condition, free of occupants and in good condition and repair except for reasonable wear and tear, damage by fire, or other casualty and any other damage for which Sublessee is not responsible under this Sublease.

     8. Upon five (5) days prior notice to Sublessee and if Sublessor shall so elect, (i) any items of personalty belonging to Sublessee or any other person, and (ii) any alterations and leasehold improvements not removed at the end of the Term shall be deemed abandoned and become the property of Sublessor without any payment or offset therefor; and if upon like notice Sublessor shall not so elect, Sublessor may (i) remove with reasonable care such personality or improvements from the Premises and store them at Sublessee's risk and expense or
(ii) destroy them without obligation to Sublessee of any kind.

     9. Sublessee shall repair all damage to the Premises caused by any removal of alterations, leasehold improvements and personal property and shall restore the Premises to a good condition and repair. In the event Sublessee does not so repair and restore the Premises as aforesaid, including removal of leasehold improvements, Sublessor may do so and Sublessee shall pay the cost thereof to Sublessor upon demand therefor.

     10. The provisions of paragraph 27 of the Master Sublease regarding attorneys' fees shall expressly apply to Sublessor and Sublessee.

     11. Paragraph 28 of the Master Sublease shall expressly apply to any holdover by Sublessee at the Premises.

     12. All Estoppel Certificates required of Sublessee under Article XIII,
Section 2 of the FAX Sublease as incorporated into the Master Sublease shall, if so requested by Sublessor, be addressed to Sublessor in addition to Landlord.

     13. The following provisions of the Master Sublease and Fax Sublease are expressly not applicable to this Sublease between Sublessor and Sublessee: paragraphs 6, Option to Extend; 7, Sublet of Additional Space; 8, Rent, to the extent it is in conflict with the terms of this Sublease; 9, Security Deposit; 16, Brokers; and 28, Cross Default; of the Master Lease; and Article I Rent as it relates to "fixed net rent" and Article XI, Surrender of Premises, (to the extent it conflicts with the express terms of this Sublease) of the Fax Sublease.

     14. In the event of any dispute between the parties, except for an action for non-payment of rent or other charges, the parties shall resort to binding arbitration, Each party shall within thirty days after receipt of a written demand for arbitration, provide to the other party a list of at least six (6) acceptable, independent arbitrators. The parties shall select from such list an arbitrator to conduct the arbitration. If the parties are unable to select an mutually acceptable arbitrator from such list the parties shall submit the issue to the San Francisco office of the American Arbitration Association (herein the "AAA"). The parties shall accept the recommendation of the AAA, unless the arbitrator chosen by the AAA shall have a conflict of interest with one of the parties, in which case the AAA shall be asked to submit another arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association and such other rules or procedures as the parties may agree upon.

                       ARTICLE XVIII - ENTIRE AGREEMENT

     This Sublease and the other lease documents referred to and incorporated herein contain the entire agreement between the parties hereto with respect to the subject matter hereof, Both parties

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

acknowledge and agree that no statement, representation or warranty not contained herein shall be binding upon the parties. No modification, supplement or amendment to or of any term or provision of this Sublease shall be binding unless in writing and signed by the parties hereto.

SUBLESSOR:                                SUBLESSEE:
SUN MICROSYSTEMS, INC.,
     a Delaware corporation                   a Delaware corporation,

     By:________________________              By: /s/ Peter Chen
                                                 --------------------

     Name: /s/ [ILLEGIBLE]                    Name: PETER CHEN
          ----------------------                   ------------------

     Title:_____________________              Title: CHAIRMAN & CEO
                                                     ----------------

     Date:______________________              Date: 9-17-99
                                                    -------

SUBLEASE CONSENTED TO BY:

     Landlord hereby consents to the within Sublease and represents to Sublessee that as of the date hereof, to the best of Landlord's knowledge, Sublessor is not in default of the Master Sublease, that the Master Sublease is unmodified, except as set out in the recitals hereof, that Landlord received no notice from Sublessor of any default by Landlord that has not been cured. So long as Sublessee or Sublessor is not in default, beyond any period given to Sublessee or Sublessor, as the case may be, to cure a default, in the payment of Rent or in the performance of any of the terms, covenants, or conditions of the Sublease or the Master Sublease, Sublessee's possession of the Premises and Sublessee's rights and privileges under this Sublease, including extensions or renewals, if any, shall not be diminished or interfered with by Landlord during the term of this Sublease, or extension or renewal, if any. So long as Sublessee or Sublessor is not in default, beyond any period given to cure such default, in the payment of Rent or in the performance of any of the terms, covenants, or conditions of the Sublease or Master Sublease, as the case may be, Landlord will not join Sublessee as a party for the purpose of terminating or otherwise affecting Sublessee's interest under this Sublease.

LANDLORD:

     a California corporation

     By: /s/ [ILLEGIBLE]
        ---------------------

     Name: LIEBEL
          -------------------

     Title:__________________

     Date: 10/5/99
          --------

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